                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the William M. Barkell Stock Purchase Agreements, Donald E. Carter Stock Purchase Agreements, and Eric M. Rubin Stock Purchase Agreement, of our report dated March 3, 1995 with respect to the consolidated financial statements of Ackerley Communications, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


July 14, 1995

                                   /s/ Ernst & Young LLP